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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-1A, 333-104972) of Morgan Stanley Institutional Liquidity Funds (the Fund), and to the inclusion of our report dated October 29, 2003 on the financial statement of the Prime Portfolio of the Fund as of October 28, 2003.





Boston, Massachusetts
October 29, 2003